UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Norfolk Southern Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On April 26, 2024, Norfolk Southern Corporation distributed the following communication to shareholders, which may be used in the future in whole or in part by the Company:

NORFOLK SOUTHERN



OUR BALANCED STRATEGY

A BETTER WAY TO DELIVER LONG-TERM SHAREHOLDER VALUE

LED BY AN EXPERIENCED BOARD AND MANAGEMENT TEAM, WE ARE WORKING TO DELIVER MEANINGFUL OPERATING PERFORMANCE IMPROVEMENTS AND ENHANCED SHAREHOLDER VALUE IN BOTH FAVORABLE AND CHALLENGING MARKET ENVIRONMENTS.

CEO Alan Shaw took immediate action after assuming his role in 2022 to create a balanced strategy centered on:

- Safely delivering reliable and resilient service
- Driving continuous productivity improvement
- Propelling smart and sustainable growth

Prior to the East Palestine derailment in February 2023, our strategy was taking hold and delivering compelling results:

- Record railway operating revenue of $12.7 billion in 2022
- Operating ratio in the low 60s in 2022 – in line with Class I peers
- Achieved the 2nd highest 5-year TSR of our Class I peers (as of 12.31.22)

WE ARE EXECUTING OUR BALANCED STRATEGY

Despite the significant impact of EP, we have delivered substantial operating improvements during Alan's tenure including:

22% INCREASED TRAIN SPEED

11% REDUCED TERMINAL DWELL HOURS

~3,040 BPS IMPROVED INTERMODAL ON-TIME SERVICE PERFORMANCE



ALAN SHAW
NSC's President and CEO

TO LEARN MORE, VISIT VOTENORFOLKSOUTHERN.COM

INDUSTRY LEADING PROGRESS ON SAFETY

A SAFER RAILROAD IS A MORE SUCCESSFUL RAILROAD

We are committed to being the gold standard of safety for the rail industry. We've made necessary investments to enhance safety including: engaging our railroaders, collaborating with unions, enhancing infrastructure and deploying next generation technology. This has resulted in a 38% reduction in our mainline accident rate year-over-year.


647
647
Federal Railroad Administration (FRA)
Mainline Accident Rate
0.99
2020
0.85
2021
0.92
2022
38%
IMPROVEMENT
0.56
2023

WELCOMING JOHN ORR, A RECOGNIZED INDUSTRY LEADER, AS COO



John is a 40-year industry veteran and PSR expert with a proven track record:

- Spearheaded the turnaround of Canadian Pacific Kansas City's Mexico operations by successfully implementing a high-efficiency operating model.
- Shaped and guided the execution of Kansas City Southern's service-focused scheduled railroading initiatives.
- Drove significant improvements in Canadian National Railway's safety and operational performance.

OUR NEXT STEP

TURBOCHARGING OUR PLAN

UNDER ORR, WE ARE ACCELERATING THE IMPLEMENTATION OF OUR PLAN, AND ARE ON TRACK TO CLOSE THE OPERATING GAP WITH PEERS:

- **Improve** operating ratio to as low as 64% to 65% in 2H 2024.*
- **Achieve** a sub-60% operating ratio in the next 3-4 years.*
- **Advance** new levels of safety, service, growth and operating efficiencies.



* The operating ratio improvements represent adjusted operating ratio. See "Non-GAAP Financial Measures" on the back of this brochure for information regarding the definition and reconciliation to GAAP operating ratio.

ANCORA'S PLAN IS *RISKY, UNNECESSARY AND VALUE DESTRUCTIVE*

- ✗ Ancora's nominees would handicap the board with inexperienced members at a critical time for Norfolk Southern
- ✗ Ancora's irresponsibly aggressive targets would require ~2,900 employee furloughs in the first year
- ✗ Executing Ancora's plan would spark immediate backlash from regulators, strain profitable customer relationships and damage long-term shareholder value

JAMIE BOYCHUK:
Ancora's Proposed COO

> **"What really needs to be done there, though, is we got to strip this thing down to the studs."**

**Deutsche Bank Webinar, 4.15.24*
Permission to use quotes was neither sought nor obtained.

An independent survey of rail customers shows that a significant majority believe Ancora's proposed plan would negatively impact rail operations. As a result, if Ancora took control, many customers intend to move a material portion of their business away from Norfolk Southern and to another carrier.

Do You Support NSC's Strategic Plan or the Activist's Strategic Plan?



86%
0%
14%
100%
80%
60%
40%
20%
0%
NSC'S PLAN
ACTIVIST'S PLAN
INDIFFERENT

If the Activist's Strategic Plan is Implemented, How Would This Impact Your Volumes with NSC?



When Asked to Quantify, Most Customers Estimate They Would Shift a Mid-to-High Single Digit Percentage of Their Current NS Volumes to CSX and/or Truck
80%
0%
20%
100%
80%
60%
40%
20%
0%
MORE VOLUME WITH NS
LESS VOLUME WITH NS
NO CHANGE

**Rail Shipper Survey on the Activist Campaign at NSC*
Justin Long, Analyst, Stephens

DISPOSE OF ANY BLUE PROXY CARD YOU RECEIVE FROM ANCORA

/ VOTE THE WHITE PROXY CARD TODAY

We strongly urge you to vote "FOR" the entire slate of 13 highly qualified and experienced Norfolk Southern director nominees.

Remember, if you mark FOR for more than 13 nominees, your vote on the election of the directors will be invalid. Please be careful to vote FOR ONLY Norfolk Southern's 13 nominees.

DISCARD any Blue proxy card you receive from Ancora.

If you inadvertently voted using a Blue proxy card, you may cancel that vote simply by voting again TODAY using the Company's **WHITE** proxy card. Only your latest-dated vote will count!

Your vote is extremely important, no matter how many shares you own. Thank you for your continued support of Norfolk Southern.

Sincerely,

The Norfolk Southern Board

NS NORFOLK SOUTHERN — **WHITE PROXY CARD**

COMPANY NOMINEES Recommended by your Board	FOR	WITHHOLD
Richard H. Anderson	☑	☐
Philip S. Davidson	☑	☐
Francesca A. DeBiase	☑	☐
Marcela E. Donadio	☑	☐
Mary Kathryn "Heidi" Heitkamp	☑	☐
John C. Huffard, Jr.	☑	☐
Christopher T. Jones	☑	☐
Thomas C. Kelleher	☑	☐
Amy E. Miles	☑	☐
Claude Mongeau	☑	☐
Jennifer F. Scanlon	☑	☐
Alan H. Shaw	☑	☐
John R. Thompson	☑	☐

ANCORA NOMINEES Opposed by the Company	FOR	WITHHOLD
Betsy Atkins	☐	☒
James Barber, Jr.	☐	☒
William Clyburn, Jr.	☐	☒
Sameh Fahmy	☐	☒
John Kasich	☐	☒
Gilbert Lamphere	☐	☒
Allison Landry	☐	☒


TO LEARN MORE, VISIT VOTENORFOLKSOUTHERN.COM

YOUR VOTE IS IMPORTANT!

IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR SHARES, PLEASE CALL THE FIRM ASSISTING US WITH THE SOLICITATION OF PROXIES:

Innisfree®

(877) 750-9496
(toll-free from the U.S. and Canada)

+1 (412) 232-3651
from other countries

Important Additional Information

The Company has filed a definitive proxy statement (the "2024 Proxy Statement") on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the "2024 Annual Meeting"). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY'S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC's website at www.sec.gov or the Company's website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Concerning Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern's 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "project," "consider," "predict," "potential," "feel," or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company's subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period to period comparisons by excluding the costs arising from the East Palestine incident, and in 2024, also excluding other charges relating to restructuring efforts, shareholder matters and a deferred tax adjustment. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, including full year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results.

The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related:

	Non-GAAP Reconciliation for 2023		
	Reported (GAAP)	East Palestine Incident	Adjusted (non-GAAP)
	($ in millions, except per share amounts)		
Income from railway operations	$2,851	$1,116	$3,967
Income taxes	$493	$270	$763
Net income	$1,827	$846	$2,673
Diluted earnings per share	$8.02	$3.72	$11.74
Railway operating ratio (percent)	76.5	(9.1)	67.4